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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

MARATHON OIL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-5153 (Commission File Number)	25-0996816 (IRS Employer Identification No.)
5555 San Felipe Road, Houston, Texas 77056-2723 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 629-6600

Item 5. Other Events.

        On March 25, 2004, Marathon Oil Corporation ("Marathon") entered into an underwriting agreement for the public offering of an aggregate of up to 34,500,000 shares, which amount included 4,500,000 shares issuable upon exercise of an option to cover over-allotments, of its Common Stock, par value $1.00 per share (the "Shares"). The Shares were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Nos. 333-99223, 333-99223-01, and 333-99223-02) of Marathon, Marathon Financing Trust I and Marathon Financing Trust II. On March 29, 2004, the underwriters exercised the option to purchase 4,500,000 Shares at the offering price of $30.00 per share. Closing of the issuance and sale of the Shares occurred on March 31, 2004.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.

  1.1
  Underwriting Agreement dated March 25, 2004 among Marathon and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

  1.2
  Pricing Agreement dated March 25, 2004 among Marathon and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.

  5.1
  Opinion of Baker Botts L.L.P.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION
Date: March 31, 2004	By:	/s/ A.G. ADKINS Name: A.G. Adkins Title: Vice President-Accounting and Controller

EXHIBIT INDEX

Number	Exhibit
1.1	Underwriting Agreement dated March 25, 2004 among Marathon and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.
1.2	Pricing Agreement dated March 25, 2004 among Marathon and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several Underwriters.
5.1	Opinion of Baker Botts L.L.P.

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  Item 5. Other Events .
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX